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EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33054, 333-33056, 333-40434, 333-52332,
333-52334 and 333-52346) of Edwards Lifesciences Corporation of our report dated February 6, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California
March 27, 2001